 POWER OF ATTORNEY

I hereby appoint any of Craig H. Lewis, Gary Goldman and Stuart M. Sklar

as an attorney-in-fact, each with full power of substitution, to execute and file in my name and on my behalf with the Securities and Exchange

Commission a Statement of Changes of Beneficial Ownership of Securities

on Form 4 or an Annual Statement of Changes of Beneficial Ownership of Securities on Form 5, together with any supplements or amendments thereto.

     /s/ Joseph R. Seiders

     Joseph R. Seiders

 Acknowledgement

STATE OF PENNSYLVANIA )

                        )   ss

COUNTY OF PHILADELPHIA  )

On this 23rd day of October, 2003, before me, a notary public in and for the aforesaid state and county, personally appeared Joseph R. Seiders, known to me

(or satisfactorily proven) to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same for the purpose therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand and seal.

 /s/ Pamela E. Blalock

           Notary Public

     My Commission expires:  November 25, 2005

       [Notarial Seal]